                        AMENDMENT TO EMPLOYMENT AGREEMENT

     This Amendment (the "Amendment") to Employment Agreement dated as of July
17, 2003 between Quanta Capital Holdings Ltd. and Michael J. Murphy (the
"Agreement") is entered into as of this 18th day of March, 2005 between Quanta
Capital Holdings Ltd. and Michael J. Murphy.

     In consideration of the mutual covenants set forth in the Agreement and in this Amendment, the parties to this Amendment agree to replace Section 3.01 with the following:

     "Section 3.01 Position and Duties. From March 18, 2005 and for the
remainder of the Employment Period, the Executive shall serve as Deputy Chairman and Chairman of the Office of Strategic Innovation. In such capacity, the
Executive shall have such responsibilities, powers and duties as are inherent in his positions (and the undertakings applicable to his positions) and necessary to carry out his responsibilities and the duties required of him hereunder and as may from time to time be prescribed by the Board of Directors of the Company;
provided that such responsibilities, powers and duties prescribed by the Board of Directors of the Company are substantially consistent with those customarily assigned to individuals serving in such position at comparable companies and shall not, without his consent, include tasks or responsibilities that would be inconsistent with those of Deputy Chairman and Chairman of the Office of
Strategic Innovation. From March 18, 2005 and for the remainder of the
Employment Period the Executive shall devote substantially all of his working time and efforts to the business and affairs of the Company and its
Subsidiaries. The Executive shall not directly or indirectly render any services of a business, commercial or professional nature to any other person or for-profit organization not related to the business of the Company or its
Subsidiaries, whether for compensation or otherwise, without prior written consent of the Company. Notwithstanding the foregoing, Executive may serve on the board of directors or board of trustees of a reasonable number of non-profit organizations so long as such service does not interfere with the performance of the Executive's duties hereunder. Except as indicated in the preceding sentence and for the normal travel requirements of his position, Executive's principal place of business shall be located in northern Virginia."

     All other provisions of the Agreement remain unchanged.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to b-/e executed as of the date first above written.

                                 Quanta Capital Holdings Ltd.

                                          /s/ Tobey J. Russ
                                 --------------------------------------------
                                 By: Tobey J. Russ, President, CEO and
                                     Chairman of the Board

                                          /s/ Michael J. Murphy
                                 --------------------------------------------
                                          Michael J. Murphy